Exhibit 10.1

THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Third Amendment to Credit and Security Agreement (this “Third Amendment”), dated as of November 6, 2012, is made by and among COMMAND SECURITY CORPORATION, a New York corporation (“CSC” or “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, acting through its Wells Fargo Business Credit operating division (“Wells Fargo”).

WITNESSETH:

WHEREAS, the Borrower and Wells Fargo are parties to a certain Credit and Security Agreement dated as of February 12, 2009 (as amended by that certain Amendment to Credit and Security Agreement dated as of December 1, 2009, that certain Second Amendment to Credit and Security Agreement dated as of October 18, 2011, and as further amended, supplemented and in effect, collectively, the “Credit Agreement”); and

WHEREAS, the Borrower and Wells Fargo have agreed to modify and amend certain terms and conditions of the Credit Agreement, all as provided herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.	Defined Terms. Capitalized terms used in this Third Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.	Amendment to Section 5. The provisions of Section 5 of the Credit Agreement are hereby amended as follows:

(a)	Section 5.7(b) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“(b)      Borrower may repurchase its common stock provided that (i) the amount of such repurchase does not exceed $4,000,000 in the aggregate for the period ending October 31, 2013 (it being understood that as of November 6, 2012, Borrower has already repurchased common stock equal to $1,975,226 of this $4,000,000 limit), and (ii) immediately before and after giving effect to such repurchase (A) no Event of Default shall have occurred and be continuing, and (B) Borrower shall have at least $3,000,000 in availability under the Borrowing Base immediately before and after giving effect to such repurchase after excluding from the Borrowing Base all undisputed trade payables which are more than 30 days past due date or 60 days past invoice date.”

3.	Amendments to Exhibit A. Exhibit A of the Credit Agreement is hereby amended as follows:

(a)	The definition of “Funds from Operations” is hereby deleted in its entirety and the following substituted in its stead:

““Funds from Operations” means for a given period, the sum of (a) Net Income, (b) depreciation and amortization, (c) any increase (or decrease) in deferred income taxes, (d) any increase (or decrease) in lifo reserves, (e) other non-cash items, and (f) Relocation Expenses, each as determined for such period in accordance with GAAP.

(b)	The following new definitions are hereby added to Exhibit A of the Credit Agreement in their correct alphabetical order:

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Exhibit 10.1

(i) ““New Headquarters” means the Premises located at 512 Herndon Parkway, Suite A, Herndon, Virginia 20170.”

(ii) ““New Headquarters Lease” means that certain Deed of Lease, dated as of September 20, 2012, by and between the Borrower and FP Van Buren, LLC, with respect to the New Headquarters.”

(ii) ““Relocation Expenses” means all expenses, in an aggregate amount not to exceed $2,000,000 incurred by Borrower relating to Borrower’s consolidation and relocation of its chief executive office to the New Headquarters.”

4.	Amendment to Exhibit B. Exhibit B (Premises) of the Credit Agreement is hereby deleted in its entirety and the “Exhibit B” attached hereto is substituted in its stead.

5.	Consent to Consolidation/Relocation to New Headquarters. Borrower has informed Wells Fargo that (i) that Borrower has entered into the New Headquarters Lease, and (ii) by January 14, 2013, Borrower intends to consolidate and relocate Borrower’s chief executive office to the New Headquarters. Pursuant to Section 5.25 of the Credit Agreement, Wells Fargo consents to (i) the Borrower’s entering into the New Headquarters Lease, and (ii) the consolidation/relocation to the New Headquarters provided that, on or before January 14, 2013, Borrower shall have delivered to Wells Fargo a Landlord’s Disclaimer and Consent from the landlord of the New Headquarters, pursuant to which such landlord waives its Lien in any Collateral of Borrower located at the New Headquarters, and which Landlord’s Disclaimer and Consent shall otherwise be in form and substance satisfactory to Wells Fargo in its sole discretion; provided, further that, if such Landlord’s Disclaimer and Consent is not delivered to Wells Fargo on or before January 14, 2013, Wells Fargo shall, in its sole discretion, either (i) agree to provide a reasonable extension of such deadline, or, (ii) in the alternative, institute a Borrowing Base Reserve that shall in no event exceed the amount of three (3) months’ rent under the New Headquarters Lease.

6.	Ratification of Loan Documents. Except as provided for herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. Borrower hereby ratifies, confirms, and reaffirms all representations, warranties, and covenants contained therein and acknowledges and agrees that the Obligations, as modified hereby, are and continue to be secured by the Collateral. Borrower warrants and represents to Wells Fargo that as of the date hereof, no Event of Default has occurred and is continuing. Borrower acknowledges and agrees that Borrower does not have any offsets, defenses, or counterclaims against Wells Fargo thereunder, and to the extent that any such offsets, defenses, or counterclaims may exist, Borrower hereby WAIVES and RELEASES Wells Fargo therefrom.

7.	Third Amendment Fee. In addition to the other fees described in the Credit Agreement for which the Borrower is obligated to pay to Wells Fargo, in consideration of Wells Fargo’s entering into this Third Amendment, the Borrower shall pay to Wells Fargo a fee (the “Third Amendment Fee”) in the amount of One Thousand Five Hundred Dollars ($1,500.00) simultaneous with the execution and delivery of this Third Amendment to Wells Fargo, which Third Amendment Fee shall be fully and irrevocably earned by Wells Fargo as of such date, and is non-refundable to the Borrower.

8.	Conditions Precedent. This Third Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of Wells Fargo:

(a)	This Third Amendment shall have been duly executed and delivered by the respective parties thereto, and shall be in full force and effect and shall be in form and substance satisfactory to Wells Fargo.

(b)	Wells Fargo shall have received the documents, instruments and agreements as Wells Fargo may reasonably require to effectuate this Third Amendment.

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Exhibit 10.1

(c)	All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Third Amendment shall have been duly and effectively taken and evidence thereof reasonably satisfactory to Wells Fargo shall have been provided to Wells Fargo.

(d)	The Borrower shall have paid the Third Amendment Fee.

(e)	The Borrower shall have provided Wells Fargo with a true and complete copy of the New Headquarters Lease.

9.	Miscellaneous.

(a)	This Third Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(b)	This Third Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)	Any determination that any provision of this Third Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Third Amendment.

(d)	The Borrower shall pay on demand all reasonable and documented costs and expenses of Wells Fargo, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Third Amendment.

(e)	The Borrower warrants and represents that the Borrower has consulted with independent legal counsel of the Borrower’s selection in connection with this Third Amendment and is not relying on any representations or warranties of Wells Fargo or its counsel in entering into this Third Amendment.

[Remainder of Page Left Blank Intentionally]

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Exhibit 10.1

IN WITNESS WHEREOF, each party hereto has executed this Third Amendment as a sealed instrument under the laws of the Commonwealth of Massachusetts through its authorized officer as of the date set forth above.

COMMAND SECURITY CORPORATION

By:	/s/ Craig P. Coy
Name: Craig P. Coy
Title: Chief Executive Officer

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:	/s/ Jeffrey E. Giunta
Name: Jeffrey E. Giunta
Title: Authorized Signatory

Signature Page to Third Amendment to Credit Agreement

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Exhibit 10.1

Exhibit B to Credit and Security Agreement

Premises

The Premises referred to in the Credit and Security Agreement have the following addresses:

1.	1133 Route 55, Suite D, Lagrangeville, New York 12540

2.	512 Herndon Parkway, Suite A, Herndon, Virginia 20170

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